EXHIBIT 99.1

ANNOUNCEMENT BY POWIN CORPORATION OF INVESTMENT IN POWER ENERGY CORPORATION

TUALATIN, Ore. August 7, 2014

Powin Corporation (PWON) announced today that its wholly-owned subsidiary, Powin Energy Corporation has signed agreement for an investment of $25,000,000 from SF Suntech, Inc., a Delaware corporation (“SF Suntech”) a wholly-owned subsidiary of Shunfeng Photovoltaic International Limited (“Shunfeng”) pursuant to a Share Subscription Agreement which also granted SF Suntech an option exercisable within two years to acquire another 30% of Powin Energy Corporation for $37,500,000.  Pursuant to the terms of the Share Subscription Agreement, $5,200,000 of the $25,000,000 will be used by Powin Energy Corporation to pay off a loan owing to it’s parent corporation, Powin Corporation and the balance will be used by Powin Energy Corporation for working capital and other purposes. Pursuant to a related Shareholder Agreement, SF Suntech  will appoint four directors from a seven person board of Powin Energy upon completing the $25,000,000 investment.  Powin Corporation will be paying a 6% finder’s fee to an unrelated party in connection with this transaction.  Subject to the terms and conditions of the Share Subscription Agreement, the transaction is scheduled to close on August 29, 2014.

“This is an important milestone for Powin Energy Corporation in that it will provide us with capital and a partner to help implement our growth strategy” said Joseph Lu, President and Chief Executive Officer of Power Energy Corporation.  Mr.Zhang Yi, Chairman of Shunfeng said “We view the technology of Powin Energy Corporation as of strategic significance to our strategy of developing and deploying large scale energy storage devices throughout China and elsewhere in the world. We are very pleased to join forces with Powin Energy Corporation and its scientific and technical team in the rollout of energy storage systems.”

About Powin Energy Corporation

Powin Energy is a company incorporated in the State of Oregon. It specializes in integration and development of scalable energy storage technologies for grid-level applications, commercial customers, and transportation solutions, such as turnkey vehicle battery retrofits and electric vehicle charging stations. For more information about Powin Energy see www.powinenergy.com.

About Shunfeng Photovoltaic International Limited
Shunfeng (Stock Code: 01165) listed on Main Board of The Stock Exchange of Hong Kong Limited focuses on the research & development, manufacturing and sales of wafers, solar cells and solar modules.  Shunfeng also develops and finances solar power station projects in the PRC.  It owns and provides operation and maintenance services to dozens of projects all over the PRC.  Shunfeng is the largest independent private solar provider of solar energy in China and has delivered on-grid connection with a total annual designed capacity of 890 megawatt in 2013.

REASONS FOR, AND MEANINGS OF, THE INVESTMENT

Powin Energy owns several patented and patent-pending advanced technologies, ranging from energy storage management, grid communication controls and electric vehicle fast charging systems.

Energy Storage Technology
Powin Energy possesses an energy storage technology that focuses on a proprietary battery management system, which takes advantage of the rapidly growing advanced Lithium-ion battery market. By ensuring safety and optimizing performance, Powin Energy’s battery management technology transforms battery cells to scalable megawatt battery systems with an expected operating round trip efficiency of over 80%. This allows for seamless integration with large scale data centres, large scale power plants, micro-grids, and virtually any power application. Moving forward, it is expected that Powin Energy’s technology will generate high economic value to the Group by providing a synergistic solution to existing and future projects.

Power and Energy Management Control System
To realize all potential benefits, Powin Energy uses a self-developed proprietary control system that is capable of managing all resources connected with its advanced energy storage systems. Applying experience from years of testing with grid operators and US national laboratories, Powin Energy has developed many applications of energy storage such as load shifting, peak shaving, frequency regulation, demand response and ramp rate management to optimize the economic effectiveness of power generation assets and help stabilize overall electricity grids. Going into the future, Powin Energy’s proprietary control system is expected to be extensively applied to market installations and add high commercial value to the group.

DC Fast Charging Devices
Powin Energy provides high speed, high efficiency and cost effective DC fast charging devices, with high speed charging of less than 30 minutes and does not require the high infrastructure costs of 3-phase power. It is expected that this fast charging technology can be extensively used in public locations, fleet applications, car parks and retail centres for the charging of electric vehicles. In the future, this fast charging technology will have high economic value and diversify the Group's sources of income.

About Powin Corporation

Powin Corporation (PWON) is a 20-year-old global company recognized around the world as a leader in contract manufacturing  of OEM parts. With eight production facilities on three continents, Powin Corporation has resources to meet customer needs with respect to quality, price and on-time delivery. For more information please visit www.powin.com. Investors can find Real-Time quotes and market information for the company at http://www.otcmarkets.com/stock/PWON/quote.

Forward Looking Statements

This press release contains historical information and forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 with respect to the business, financial condition and results of operations of Powin Corporation and Powin Energy Corporation. The words “will”, “believe,” “expect,” “intend,” “plan,” “should” and similar expressions are intended to identify forward-looking statements. Such statements reflect the current views, assumptions and expectations of Powin Corporation with respect to future events and are subject to risks and uncertainties. Many factors could cause the actual results, performance or achievements of Powin Corporation and Powin Energy Corporation to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, or financial information, including, among others, the failure to realize the anticipated benefits of the transaction; risks entailed in integration, including employee retention and customer acceptance; the risk that the transaction will divert management and other resources from the ongoing operations of the two businesses or otherwise disrupt the conduct of those businesses, potential litigation associated with the transaction, and general risks associated with the business of Powin Corporation and Powin Energy Corporation, including changes in the markets in which the businesses operate and in general economic and business conditions, loss of key customers, key customer acceptance of new battery storage technology, ability to completely fund operations to meet potential customer orders, changes in government regulation and tax policy, availability of tax credits, changes in carbon reduction requirements imposed on utilities, unpredictable sales cycles, competitive pressures, market acceptance of new products, inability to meet efficiency and cost reduction objectives, changes in business strategy and various other factors, whether referenced or not referenced in this press release. Various other risks and uncertainties may affect Powin Corporation and Powin Energy Corporation  and its results of operations, as described in reports filed by the Powin Corporation with the Securities and Exchange Commission from time to time, including its annual report on Form 10-K for the year ended December 31, 2013. Powin Corporation does not assume any obligation to update these forward-looking statements.

Source: Powin Corporation

Legal Counsel for Parties

Powin Corporation was represented in this transaction by Nicholas I. Goyak, Goyak & Associates, P.C., Portland, Oregon and by Leib Orlanski of K&L Gates, LLP, Los Angeles, California.  SF Suntech was represented in this transaction by Jason Sung, Herbert Smith Freehills, Hong Kong.

For further information, contact:

Li Tang
Corporate Finance
Powin Corporation
(503) 598 6659
tangl@powin.com